UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 26, 2011 (May 20, 2011)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 20, 2011, Hamilton Battle Green, LLC (“Buyer”), a Massachusetts limited liability company whose sole member is Avon Street Apartments Limited Partnership, a Massachusetts limited partnership whose general partner is NewReal, Inc., the general partner of New England Realty Associates Limited Partnership (the “Partnership”) and whose sole limited partner is the Partnership, entered into a purchase and sale agreement (the “Purchase Agreement”) with Curtis R. Kemeny, as Trustee of Battle Green Apartments Trust (the “Seller”) to acquire the Battle Green Apartments, a 48 unit apartment complex located at 32-42 Worthen Road, Lexington,  Massachusetts (the “Property”), for a purchase price of $10.0 million in cash.  In connection with the execution of the Purchase Agreement, Buyer paid into escrow a deposit in the amount of $500,000 to be applied against the purchase price at the closing of the purchase of the Property.

The closing of the acquisition of the Property is subject to numerous customary undertakings, covenants, obligations and conditions and is expected to be completed on or before June 1, 2011.

Item 9.01  Exhibit

(d) Exhibits

Exhibit No.	Description
1	Purchase and Sale Agreement Dated May 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown

Ronald Brown, its President

Date: May 26, 2011